Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 11, 2007 relating to the financial statements of Chemokine Therapeutics Corp., and to the reference to our Firm under the caption “Experts” in this Amendment No. 1 to the Registration Statement.
/s/  M.D. Sassi Company
San Francisco, California
July 5, 2007